OPINION OF SHEREFF FRIEDMAN GOODMAN & HOFFMAN
                             REGARDING TAX MATTERS.

                               January 28, 1998

Reno Air, Inc.
220 Edison Way
Reno, NV 89502

Ladies and Gentlemen:

     We have acted as special counsel to Reno Air, Inc., a Nevada corporation, (the "Company"), in connection with the preparation of a Registration Statement with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 on Form S-3, file number 333-40889 on November 11, 1997 and a draft of the first amendment thereto forwarded to us by letter dated January 27, 1998 (the "Draft Amendment," and collectively with the Registration Statement filed on November 11, 1997, the "Registration Statement") relating to the offer and sale by the holders of an aggregate of 1,436,000 shares of Series A Cumulative Convertible Exchangeable Preferred Stock, par value $0.001 per share of the Company and up to 4,162,318 of the Company's Common Stock, par value $0.01 per share, issuable upon conversion of the Preferred Stock.

     We do not act as general counsel to the Company and our knowledge of the Company's business and affairs is based solely upon documents in our possession and other information brought to our attention by officers or representatives of the Company with respect to matters upon which we have been specifically requested to function by the Company. We wish to advise you that in rendering the opinions below, we have not reexamined all of the documents in our possession relating to the Company and its affairs. However, we have examined the affairs of the Company to the extent set forth in the succeeding paragraphs to enable us to render this opinion.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement, (ii) the Company's Articles of Incorporatoin, as amended, (iii) the Certificate of Designations of the Preferred stock, (iv) a draft of the indenture under which the Company's 9% Cnvertible Subordinated Debentures due December 15, 2004 may be issued (the "Indenture"); and such other documents, agreements, certificates and instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals, the conformity with the originals of all documents, agreements, certificate and instruments submitted to us as certified, conformed or photostatic copies, and the conformity of the final Indenture and Registration Statement with the draft of the Indenture and the Draft Amendment. We also have assumed the due execution and delivery, pursuant to authorization of the Indenture and all other documents, instruments and agreements executed in connection with the transactions contemplated by the Registration Statement.


     We are admitted to the Bar of the State of New York, and our opinion is expressly limited to the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the statements set forth under the heading "Certain Federal Income Tax Considerations" in the Registration Statement, insofar as such statements constitute a summary of legal matters referred to therein, provide a fair summary of such legal matters.

     This opinion is rendered to you as of the date hereof and we undertake no obligation to advise you of any change in any matters herein, whether legal or factual, after the date hereof. This opinion is delivered solely for your information in connection with the filing of the Registration Statement and is not to be used, circulated, quoted, released or otherwise referred to for any other purpose without our express prior written consent. We hereby expressly consent to the filing with the SEC of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           SHEREFF, FRIEDMAN, HOFFMAN
                                             & GOODMAN, LLP

SFH&G:JHN:GA:SDB
85881-1